SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 17, 2008
Energy Transfer Partners, L.P.
(Exact name of Registrant as specified in its charter)

Delaware	1-11727	73-1493906
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)
3738 Oak Lawn Avenue
Dallas, TX 75219
(Address of principal executive offices)
(214) 981-0700
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
     On March 17, 2008, Energy Transfer Partners, L.P. (“ETP”) issued a press release announcing the resolution of the pending legal proceeding brought against ETP by the Commodity Futures Trading Commission (the “CFTC”). A copy of the press release is set forth in Exhibit 99.1 and is incorporated herein by reference. In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Item 8.01 Other Events.
     On March 17, 2008, the legal proceeding brought by the CFTC against ETP in the United States District Court for the Northern District of Texas was dismissed after ETP entered into a consent order with the CFTC. Pursuant to the consent order, ETP agreed to pay the CFTC $10.0 million and the CFTC agreed to release ETP and its affiliates, directors and employees from all claims or causes of action asserted by the CFTC in this proceeding. The settlement payment will reduce ETP’s existing accrual and will be paid from cash flow from operations.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits. In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act.
99.1	Press release dated March 17, 2008.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy Transfer Partners, L.P.
By:	Energy Transfer Partners GP, L.P.,
General Partner

By:	Energy Transfer Partners, L.L.C.,
General Partner

Date: March 17, 2008	/s/ Brian J. Jennings
Brian J. Jennings
Chief Financial Officer and officer duly authorized to sign on behalf of the registrant

Exhibit Index
Exhibits
99.1	Press release dated March 17, 2008.